UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2022

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 28, 2022, the Board of Directors (the “Board”) of Synopsys, Inc. (“Synopsys”) appointed Shelagh Glaser as Chief Financial Officer of Synopsys, effective as of December 2, 2022 (the “Effective Date”). In connection with her appointment, Ms. Glaser received an offer letter, which she executed on November 23, 2022 (the “Offer Letter”). Trac Pham will cease serving as Chief Financial Officer of Synopsys, effective as of the Effective Date, and will continue in an executive advisor role through December 2022 to ensure an orderly transition.

Ms. Glaser, age 58, was previously Chief Financial Officer of Zendesk, Inc., a software-as-a-service company, from May 2021 to November 2022. Prior to that, she served in senior finance roles at Intel Corporation, a multinational technology company, from July 1992 to May 2021. She served as Corporate Vice President, Chief Financial Officer and Chief Operating Officer for its Data Platform Group from July 2019 to May 2021, and as Chief Financial Officer for its Client Computing Group from December 2013 to July 2019. Ms. Glaser has served on the board of directors of PubMatic, Inc., a digital advertising company, since June 2022. Ms. Glaser holds a B.A. in Economics from the University of Michigan and an M.B.A. in Finance from Carnegie Mellon University

There are no arrangements or understandings between Ms. Glaser and any other persons pursuant to which Ms. Glaser was named an officer of Synopsys. Ms. Glaser does not have any family relationship with any of Synopsys’ directors or executive officers or any persons nominated or chosen by Synopsys to be a director or executive officer. Ms. Glaser has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

Pursuant to the Offer Letter, Ms. Glaser will receive an initial base salary of $600,000 per year on a pro-rated basis. Ms. Glaser will be eligible to receive an annual cash incentive target opportunity equal to 100% of her base salary under Synopsys’ Executive Incentive Plan. Ms. Glaser will receive a $1,150,000 relocation assistance payment to assist with her relocation to the San Francisco Bay Area, where Synopsys is headquartered. Such payment is subject to repayment by Ms. Glaser if (i) Synopsys terminates her employment for cause or she resigns within two years of her employment start date, or (ii) she fails to relocate within 15 days of August 1, 2023.

In connection with her appointment and pursuant to the Offer Letter, Ms. Glaser will receive equity grants of shares of Synopsys common stock with an aggregate grant date value of $12,000,000, pursuant to the terms of Synopsys’ Amended and Restated 2006 Equity Incentive Plan (the “Equity Plan”), effective as of the Effective Date. These equity grants include a non-qualified stock option with a grant date value of $2,500,000, a restricted stock unit (“RSU”) award with a grant date value of $5,000,000, another RSU award with a grant date value of $2,000,000, and a performance-based RSU award with a grant date value of $2,500,000. Ms. Glaser will be eligible to receive annual equity awards in fiscal year 2023 with a grant date value of approximately $4,000,000 pursuant to the terms of the Equity Plan, subject to the approval of the Compensation and Organizational Development Committee of the Board and her satisfactory performance and continued employment as Synopsys’ Chief Financial Officer.

Ms. Glaser will be eligible to participate in the employee benefit plans and programs provided by Synopsys to other executive officers, including the Executive Severance Benefit and Transition Plan and the Executive Change of Control Severance Benefit Plan. Ms. Glaser’s compensation will also be subject to Synopsys’ Compensation Recovery Policy, as may be amended and restated from time to time. Descriptions of these arrangements can be found in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation Tables” in Synopsys’ most recent proxy statement filed with the Securities and Exchange Commission on February 23, 2022.

The description of the Offer Letter in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with her appointment as Chief Financial Officer, Synopsys entered into its standard form of indemnification agreement with Ms. Glaser, which requires Synopsys to indemnify her against certain liabilities that may arise as result of her status or service as an executive officer. This description of Ms. Glaser’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 99.2 to Synopsys’ Form 8-K filed with the Securities and Exchange Commission on July 14, 2011.

Item 7.01.	Regulation FD Disclosure.

The press release announcing the appointment of Shelagh Glaser as Synopsys’ Chief Financial Officer is furnished as Exhibit 99.1 and incorporated by reference to Item 7.01 of this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title

10.1	Offer Letter dated November 23, 2022 by and between Shelagh Glaser and Synopsys, Inc.

99.1	Press release dated November 29, 2022 announcing the appointment of Shelagh Glaser as Chief Financial Officer of Synopsys, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: November 29, 2022	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary